Exhibit 10.1

FOURTEENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fourteenth Amendment to Employment Agreement is made and entered into as of September 1, 2005, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and Robert M. Gans (“Executive”).

Recitals

A)	On September 20, 1994 an Employment Agreement was made and entered into by and between Executive and Price Enterprises, Inc.

B)	Said Employment Agreement has been assigned to Employer and amended on thirteen prior occasions;

C)	Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

Agreement

1)	Section 3.1 of the Employment Agreement, which currently provides:

3.1 Term. The term of Executive’s employment hereunder shall commence on October 17, 1994 and shall continue until October 16, 2005 unless sooner terminated or extended as hereinafter provided (the “Employment Term”).

is hereby amended, effective as of September 1, 2005, to provide as follows:

3.1 Term. The term of Executive’s employment hereunder shall commence on October 17, 1994 and shall continue until October 16, 2006 unless sooner terminated or extended as hereinafter provided (the “Employment Term”).

2)	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER

Robert M. Gans	PRICESMART, INC.

/s/ Robert M. Gans	By:	/s/ Robert E. Price

	Name:	Robert E. Price

	Its:	CEO